Exhibit 1



                             JOINT FILING AGREEMENT

                            PURSUANT TO RULE 13d-1(k)

           The undersigned acknowledge and agree that the foregoing statement on
Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: February 4, 2008


                               PNG HOLDINGS LLC

                               By:  FIF V VOTECO LLC
                                        its managing member



                               By:  /s/ Randal Nardone
                                    --------------------------------------------
                                    Name:  Randal Nardone
                                    Title: Member



                               FIF V VOTECO LLC


                               By:  /s/ Randal Nardone
                                    --------------------------------------------
                                    Name:  Randal Nardone
                                    Title: Member



                               CENTERBRIDGE VOTECO LLC


                               By:  /s/ Mark Gallogly
                                    --------------------------------------------
                                    Name:  Mark Gallogly
                                    Title: Member